UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 20, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2012, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Energy Future Holdings Corp. (“EFH Corp.”) approved changes to the compensation of John F. Young, the President and Chief Executive Officer of EFH Corp., and Paul M. Keglevic, the Executive Vice President and Chief Financial Officer of EFH Corp. The Committee increased Mr. Young’s base salary to $1,350,000 per year, and increased his target award under the EFH Corp. Executive Annual Incentive Program to 125% of his base salary. Mr. Young and EFH Corp. entered into an Amended and Restated Employment Agreement, effective December 26, 2012, setting forth the foregoing changes. The Committee also increased Mr. Keglevic’s base salary to $735,000 per year, effective December 26, 2012.

On December 27, 2012, Jeffrey Liaw notified EFH Corp. of his resignation from the Board of Directors of EFH Corp., effective December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President & Controller

Dated: December 27, 2012